President

Section 906 Certification under Sarbanes Oxley Act

I, Michael Colon, certify that:

1.	I have reviewed this report, filed on behalf of DWS High Income Plus Fund, a series of DWS Investments Trust, on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Michael Colon
Michael Colon
President
DWS High Income Plus Fund, a series of DWS Investments Trust

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS High Income Plus Fund, a series of DWS Investments Trust, on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS High Income Plus Fund, a series of DWS Investments Trust